Exhibit 99.1

Contact:	Kevin Donovan Bottomline Technologies 603-501-5240 kdonovan@bottomline.com

Bottomline Technologies Reports First Quarter Results

Subscription and Transaction Revenue Grows 33%

PORTSMOUTH, N.H. – October 25, 2006 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today reported financial results for the first quarter ended September 30, 2006.

Revenues for the first quarter were $25.2 million compared with $24.7 million in the first quarter of last year. The growth in revenue includes a 33% increase in subscription and transaction revenue of $6.5 million for the first quarter of fiscal 2007 compared to $4.9 million for the same period last year.

Recurring revenues, consisting of subscription and transaction, maintenance and supplies revenue was $16.7 million, or 66%, of revenue as compared with $14.6 million, or 59%, of revenue in the first quarter of last year. New annual recurring revenue (ARR) was $2.3 million as compared with $1.7 million in the prior quarter. ARR represents the expected one-year revenue value from new subscription and transaction sales during the quarter as well as the one-year maintenance value on new software license sales.

Net loss for the first quarter was $1.5 million, or net loss per share of $0.06, compared with net income of $147,000 and net income per share of $0.01 in the first quarter of last year. During the first quarter, operating expenses of $16.3 million included net acquisition-related amortization of intangible assets of $1.5 million and stock-based compensation expense of $1.8 million. Excluding these acquisition-related and stock compensation items, non-GAAP net income for the first quarter was $1.8 million, equating to non-GAAP net income per share of $0.08, compared with non-GAAP net income of $2.7 million and non-GAAP net income per share of $0.12 for the first quarter of last year.

“We are pleased with our first quarter results,” said Joe Mullen, CEO of Bottomline Technologies. “Strong order flow in the quarter, where we signed several significant organizations for our new Purchase-to-Pay offering, and a growing pipeline confirm our strategy. We are performing as planned - focusing our resources and energy on obtaining multi-year recurring revenue accounts while at the same time achieving our financial targets.”

Customer Highlights:

•	Signed several significant organizations to multi-year agreements for Bottomline’s newly launched Purchase-to-Pay solution with orders from Hertz, Chrysalis Radio, Nelson Bakewell and TDG.

•	Extended our relationship with Bank of America through the expansion of our Web-based banking technology.

•	Added three new customers for Legal eXchange®, Bottomline’s legal spend management solution, by signing Bayer Corporate and Business Services, Church Mutual Insurance, Co. and a leading producer of construction materials.

•	Added organizations such as PPG Industries, Delta Dental of California, University of Florida Jacksonville Healthcare and J. Walter Thompson Group Ltd. to the list of organizations leveraging Bottomline’s payments and document process automation platforms.

Corporate and Product Highlights:

•	Announced the establishment of a new sales and support team based in Australia dedicated to serving banking and financial services customers and prospects in the Asia-Pacific region.

•	Nominated Mike Curran for election to the Board of Directors. Mr. Curran was most recently executive vice president of Bank of America Global Treasury Services where he was responsible for Global Corporate Banking Sales. His unit had offices across the United States as well as in Canada, Europe, Latin America and Asia, and generated approximately $2 billion in revenue. He was a Corporate Band 1 Executive and a member of the company’s management operating committee.

•	Introduced new solutions designed to help customers comply with the Single Euro Payments Area (SEPA) and reduce costs associated with cross-border European payments. Bottomline’s versatile solutions for IBAN and BIC validation enable customers to capture, maintain and validate IBAN and BIC information prior to submitting payments, thus increasing their ability to capitalize on the full scope of the benefits offered by this regulation.

•	Recognized by START-IT magazine as a Technology Enabler for its 2006 Technology & Business Awards based on Gildan Activewear’s use of Bottomline’s document process automation solution to streamline the composition and delivery of core business documents.

•	Bottomline’s Board of Directors approved an executive succession plan, effective November 16, 2006, appointing Rob Eberle to Chief Executive Officer. Joe Mullen, Bottomline’s Chief Executive Officer, was appointed Vice Chairman until May 2007, at which time he will become Chairman. In addition, Peter Fortune will become Chief Operating Officer.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain non-cash items, specifically amortization of intangible assets and stock compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the periods ending September 30 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2006	2005
GAAP Net Income (Loss)	$(1,480)	$147
Amortization of Intangible Assets	1,461	887
Stock Compensation Expense	1,836	1,658

Non-GAAP Net Income	$1,817	$2,692

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies, Legal eXchange and the BT logo are registered trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K filed September 2006. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2006	2005
Revenues:
Subscriptions and transactions	$6,484	$4,879
Software licenses	1,851	3,256
Service and maintenance	13,507	12,657
Equipment and supplies	3,380	3,886

Total revenues	25,222	24,678

Cost of revenues:
Subscriptions and transactions	2,452	1,844
Software licenses	197	305
Service and maintenance (1)	6,177	5,692
Equipment and supplies	2,526	3,060

Total cost of revenues	11,352	10,901

Gross profit	13,870	13,777

Operating expenses:
Sales and marketing (1)	6,307	6,345
Product development and engineering (1)	3,753	2,514
General and administrative (1)	4,797	4,213
Amortization of intangible assets	1,461	887

Total operating expenses	16,318	13,959

Loss from operations	(2,448)	(182)

Other income, net	969	639

Income (loss) before provision for income taxes	(1,479)	457
Provision for income taxes	1	310

Net income (loss)	$(1,480)	$147

Basic and diluted net income (loss) per share	$(0.06)	$0.01

Shares used in computing net income (loss) per share:
Basic	23,430	22,160
Diluted	23,430	23,242

Non-GAAP (excludes acquisition-related amortization and stock compensation expense):(2)
Net income	$1,817	$2,692

Diluted net income per share (3)	$0.08	$0.12

(1) Stock based compensation is allocated as follows:
Cost of revenues: service and maintenance	$108	$127
Sales and marketing	662	578
Product development and engineering	199	229
General and administrative	867	724

	$1,836	$1,658

(2)    Non-GAAP presentation excludes charges for amortization of intangible assets of $1,461 and $887 and stock compensation expense of $1,836 and $1,658 for the three months ended September 30, 2006 and 2005, respectively.

(3)    Shares used in computing non-GAAP diluted net income per share were 23,649 and 23,242 for the three months ended September 30, 2006 and 2005, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2006	June 30, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$81,810	$80,497
Accounts receivable	20,190	21,043
Other current assets	4,874	4,864

Total current assets	106,874	106,404

Property and equipment	7,126	7,106
Intangible assets	59,979	61,077
Other assets	1,857	1,247

Total assets	$175,836	$175,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,815	$5,990
Accrued expenses	8,070	8,660
Deferred revenue and deposits	19,208	19,880

Total current liabilities	34,093	34,530

Deferred revenue and deposits, non current	1,644	1,249
Deferred income taxes	2,948	2,985
Other liabilities	482	462

Total liabilities	39,167	39,226

Stockholders’ equity
Common stock	23	23
Additional paid-in-capital	248,945	246,543
Accumulated other comprehensive income	4,091	3,585
Treasury stock	(2,115)	(748)
Retained deficit	(114,275)	(112,795)

Total stockholders’ equity	136,669	136,608

Total liabilities and stockholders’ equity	$175,836	$175,834